UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7 Great Valley Parkway Suite 300 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 232-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 17, 2014, NuPathe Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Parent”), and Train Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $3.65 per Share, net to the holder thereof in cash, without interest, plus the contractual right to receive up to an addition $3.15 per Share in contingent cash consideration payments (the “Offer Price”) payable upon certain sales milestones of the Company’s ZECUITY product being achieved (as more fully described below).

The Offer will expire at midnight New York time on the 20th business day following the commencement date, unless extended in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (such time, the “Offer Closing”).

The Offer, if successful, will be followed by a merger (the “Merger”) of Merger Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent, unless Parent elects in accordance with the Merger Agreement to change the form of the Merger to provide that Merger Sub will instead be the surviving corporation, in either case pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, any Shares not tendered into the Offer, other than Shares held by the Company, Parent, Merger Sub or stockholders who have validly exercised their appraisal rights under the Delaware General Corporate Law, will be cancelled and automatically converted into the right to receive the same per share consideration paid to stockholders in the Offer.

At the effective time of the Merger (the “Effective Time”), each Company stock option will be canceled, and the holder thereof will be entitled to receive, at the earliest Valuation Point (as defined in the Merger Agreement), if any, at which the then applicable Per Share Paid Value (as defined in the Merger Agreement) exceeds the per-share exercise price, (i) an amount in cash equal to (A) the number of Shares subject to each such option (whether vested or unvested) held by such holder multiplied by the excess of (1) the then applicable Per Share Paid Value over (2) the per-share exercise price, and (ii) in respect of each Share subject to each such option (whether vested or unvested) held by such holder, each contingent cash consideration payment that, as of such Valuation Point, has not yet become payable. Additionally, at the Effective Time, vesting under each Other Equity Award (as defined in the Merger Agreement) will be accelerated and any restrictions with respect thereto shall lapse, and each outstanding Other Equity Award will be canceled and the holder thereof will be entitled to receive the Offer Price for each Share under such Other Equity Award. The Merger Agreement also provides that each outstanding warrant to purchase or otherwise acquire Shares immediately prior to the Offer Closing will, as a consequence of the Offer Closing, only entitle the holder thereof to receive, upon exercise of such warrant, the amount by which the Offer Price exceeds the exercise price of such warrant.

The consummation of the Offer is subject to the satisfaction or waiver of certain conditions, including: (i) a minimum of the majority of outstanding Shares on a fully-diluted basis having been tendered into the Offer (the “Minimum Tender Condition”), (ii) the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act, to the extent applicable, (iii) the absence of litigation or governmental action challenging or seeking to prohibit the Offer or the Merger, (iv) there not having been a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company, and (v) other customary conditions.

The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under particular circumstances, the Company would be required to pay Parent a termination fee equal to $2.5 million, except in the event of a termination in connection with a Superior Proposal (as defined in the Merger Agreement) from Endo (as defined in Item 1.02 below), in which case the termination fee will be $5 million.

Prior to the Effective Time the Company may borrow funds from Parent on the terms set forth on Exhibit C to the Merger Agreement, provided that if the parties are unable to agree on definitive documentation with respect to such borrowing, the Company may terminate the Merger Agreement so long as at such time the Minimum Tender Condition has been met.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Contingent Cash Consideration Agreement

Pursuant to the Merger Agreement, prior to the closing of the Merger, Merger Sub will enter into a Contingent Cash Consideration Agreement (the “Contingent Cash Consideration Agreement”) with Parent and American Stock Transfer & Trust Company (the “Paying Agent”), for the purpose of establishing the terms, policies and procedures by which the contingent cash consideration payments will be paid for (i) each Share, (ii) warrant to purchase Shares, (iii) Option that has an exercise price that is less than the Per Share Paid Value as of any Valuation Point and (iv) each Other Equity Award (each, a “CCCP”).

In the event that Net Sales (as defined below) during any four consecutive calendar quarters are at least $100,000,000, on or prior to the sixtieth day following the ninth anniversary of the date of the first commercial sale of ZECUITY (the “Termination Date”), then Merger Sub will pay (through the Paying Agent) to each CCCP holder $2.15 per CCCP. In addition, in the event that Net Sales during any four consecutive calendar quarters are at least $300,000,000, on or prior to the Termination Date, then Merger Sub will pay (through the Paying Agent) to each CCCP holder $1.00 per CCCP.

“Net Sales” means with respect to ZECUITY, the gross amount invoiced by or on behalf of Merger Sub or its affiliates, licensees or sublicensees for ZECUITY sold to third parties other than licensees or sublicensees in bona fide, arm’s-length transactions, less the following deductions, without duplication, to the extent included in the gross invoiced sales price of the product or otherwise directly paid or incurred by Merger Sub, its affiliates, licensees or sublicensees acting on its behalf with respect to the sale of such product:

(1)   normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of the product;

(2)   amounts repaid or credited by reasons of defects, recalls, returns, rebates and allowances of goods or because of retroactive price reductions specifically identifiable to the product;

(3)   chargebacks, rebates (or the equivalent thereof) and other amounts paid on sale or dispensing of the product;

(4)   rebates (or the equivalent thereof) and administrative fees paid to medical healthcare organizations, to group purchasing organizations or to trade customers in line with approved contract terms or other normal and customary understandings and arrangements;

(5)   amounts payable resulting from governmental (or agency thereof) mandated rebate programs or chargeback programs;

(6)   tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on income) and charges of Governmental Authorities (as defined in the Contingent Cash Consideration Agreement);

(7)   cash discounts for timely payment;

(8)   rebates paid to wholesalers for inventory management programs; and

(9)   amounts repaid or credited or provisions made for uncollectible amounts on previously sold products; and

(10)   required distribution commissions and fees (such as fees related to services provided pursuant to distribution service agreements with major wholesalers) payable to any third party providing distribution services to Merger Sub so long as such commissions and fees are consistent with the distribution commissions and fees payable in respect to other branded prescription products commercialized by Merger Sub;

all as determined in accordance with Merger Sub’s usual and customary accounting methods, which will be in accordance with U.S. Generally Accepted Accounting Principles; or in accordance with International Financial Reporting Standards (“IFRS”), should Merger Sub be required to, or elect to maintain records and books of accounts in accordance with IFRS. Sales from Merger Sub to its affiliates, licensees or sublicensees will be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are charged to third parties will not be deducted from the invoice price in the calculation of Net Sales. Further: (1)  in the case of any sale or other disposal of a product between or among Merger Sub and its affiliates, licensees and sublicensees, for resale, Net Sales will be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a third party; (2) in the case of any sale which is not invoiced or is delivered before invoice, Net Sales will be calculated at the time of shipment or when the product is paid for, if paid for before shipment or invoice; and (3) in the case of any sale or other disposal for value, such as barter or counter-trade, of any product, or part thereof, other than in an arm’s-length transaction exclusively for money and excluding any patient assistance programs, Net Sales will be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the product in the country of sale or disposal.

Parent will absolutely and unconditionally guarantee the performance when due of all payment obligations of Merger Sub under the Contingent Cash Consideration Agreement.

The foregoing description of the Contingent Cash Consideration Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Contingent Cash Consideration Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Promissory Note

Concurrently with the execution of the Merger Agreement, Teva Pharmaceuticals USA, Inc., an affiliate of Parent (“Teva USA”), made a loan to the Company in the amount of $5,000,000. The loan was evidenced by an unsecured subordinated promissory note, dated January 17, 2014, issued by the Company to Teva USA (the “Promissory Note”). The proceeds of the Promissory Note were used by the Company solely to fund the payment to Endo Health Solutions Inc. (“Endo”) of the Company Termination Fee (as such term is defined in the Endo Merger Agreement (as defined in Item 1.02 below)).

The Promissory Note accrues interest at a rate of 13.35% per annum and is due and payable upon a termination of the Merger Agreement (i) by Parent if the Company’s board of directors changes or fails to reaffirm its recommendation to the Company’s stockholders to tender their shares in the Offer, (ii) by the Company in order to enter into a binding agreement with respect to a Superior Proposal, (iii) by Parent due to the Company’s willful breach of the Merger Agreement, or (iv) by either Parent or the Company in the event the Offer Closing has not occurred due to the failure to satisfy the Minimum Tender Condition. The Promissory Note will be an unsecured subordinated obligation of the Company, and the Company may prepay the Promissory Note in whole or in part at any time without penalty or premium.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Subordination Agreement

The Company, Teva USA and Hercules Technology Growth Capital, Inc., the Company’s senior lender (“Hercules”), are parties to a Subordination Agreement, dated as of January 17, 2014 (the “Subordination Agreement”), pursuant to which Teva USA agreed to subordinate (i) all of the Company’s indebtedness and obligations to Teva USA, including the amount borrowed under the Promissory Note, to Hercules, and (ii) all of Teva USA’s security interests, if any, in the Company’s property, to Hercules’ security interests in the Company’s property.  The foregoing description of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, which is filed as Exhibit 99.3 hereto and is incorporated herein by reference

Item 1.02.  Termination of a Material Definitive Agreement.

Immediately prior to entering into the Merger Agreement, the Company delivered to Endo written notice (the “Termination Notice”) terminating the Agreement and Plan of Merger dated as of December 15, 2013 (the “Endo Merger Agreement”), by and among the Company, Endo and DM Merger Sub, Inc., in accordance with Section 8.1(g) of the Endo Merger Agreement. The Company also paid to Endo the termination fee of $5 million required to be paid pursuant to the terms of the Endo Merger Agreement. Endo acknowledged that the Endo Merger Agreement was terminated effective January 17, 2014.

Item 2.03.  Creation of a Direct Financial Obligation.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On January 21, 2014, the Company issued a press release announcing the Merger Agreement and the termination of the Endo Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Additional Information and Where to Find It

THE TENDER OFFER DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF THE COMPANY.

At the time the offer is commenced, an affiliate of Parent will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these materials and certain other offering documents will be made available by the information agent for the offer.

COMPANY STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 17, 2014, by and among Teva

Pharmaceuticals Industries Ltd., Train Merger Sub, Inc. and NuPathe Inc.
99.1	Form of Contingent Cash Consideration Agreement, by and among Train Merger Sub, Inc., American Stock Transfer & Trust Company and Teva Pharmaceuticals Industries Ltd.
99.2	Subordinated Promissory Note, dated January 17, 2014, issued by NuPathe Inc. to Teva Pharmaceuticals USA Inc.
99.3	Subordination Agreement, dated as of January 17, 2014, by and among Teva Pharmaceuticals USA, Inc., NuPathe Inc. and Hercules Technology Growth Capital, Inc.
99.4	Press release issued on January 21, 2014

*                                     Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

Date: January 21, 2014	By:	/s/ Michael F. Marino
Michael F. Marino
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 17, 2014, by and among Teva Pharmaceuticals Industries Ltd., Train Merger Sub, Inc. and NuPathe Inc.
99.1	Form of Contingent Cash Consideration Agreement, by and among Train Merger Sub, Inc., American Stock Transfer & Trust Company and Teva Pharmaceuticals Industries Ltd.
99.2	Subordinated Promissory Note, dated January 17, 2014, issued by NuPathe Inc. to Teva Pharmaceuticals USA Inc.
99.3	Subordination Agreement, dated as of January 17, 2014, by and among Teva Pharmaceuticals USA, Inc., NuPathe Inc. and Hercules Technology Growth Capital, Inc.
99.4	Press release issued on January 21, 2014